Exhibit 99.1

Press Release	Source: Solera Holdings, Inc.

Solera Holdings, Inc. Reports Third Quarter 2007 Results

San Diego, June 25/PRNewswire-Firstcall—Solera Holdings, Inc. (NYSE:SLH - News), a leading global provider of software and services to the automobile insurance claims processing industry, today reported results for the fiscal third quarter 2007.

Results for Third Quarter 2007

    GAAP Results

•                  Revenue for the three and nine months ended March 31, 2007 was $121.7 million and $349.4 million, respectively;

•                  GAAP net loss allocable to common unitholders for the three and nine months ended March 31, 2007 was $14.0 million and $52.4 million, respectively;

•                  GAAP diluted net loss per unit for the three and nine months ended March 31, 2007 was $0.48 and $1.79, respectively

“Our third quarter results represent continued strong revenue performance and demonstrate our ability to meet the needs of our customers and drive revenue while controlling costs,” said Tony Aquila, Chairman and Chief Executive Officer of Solera Holdings, Inc. “Our momentum is fueled by growth in services to our existing customers, new insurance client acquisition and geographic expansion on a global basis.”

Business Statistics

•                  EMEA revenues for the third quarter 2007 were $72.3 million, a  15.9%  increase from $62.4 million for the third quarter of 2006;

•                  Americas revenues for the third quarter 2007 were $49.4 million, a 4.0% increase from $47.5 million for the third quarter of 2006;

•                  Revenues from insurance company customers for the nine months ended March 31, 2007 were $156.5 million, a 9.4% increase from $143.0 million for the nine months ended March 31, 2006;

•                  Revenues from collision repair facility customers for the nine months ended March 31, 2007 were $118.8 million, a 12.2% increase from $105.9 million for the nine months ended March 31, 2006;

•                  Revenues from independent assessor customers for the nine months ended March 31, 2007 were $32.8 million, a 9.7% increase from $29.9 million for the nine months ended March 31, 2006;

•                  Revenues from automotive recycling and other customers for the nine months ended March 31, 2007 were $41.3 million, a 0.3% increase from $41.2 million for the nine months ended March 31, 2006;

Other Matters

Solera Holdings, Inc. will not be issuing further guidance for fiscal year 2007 at this time, nor does the Company anticipate it will issue any initial guidance for its fiscal year 2008 until the Company announces its fiscal year 2007 results, expected to be during September 2007.  The Company will not be holding a conference call to discuss its third quarter 2007 results or other matters.

On May 16, 2007, the Company completed an initial public offering of shares of the Company’s common stock. In the initial public offering, the Company sold 19,200,000 shares of common stock and the selling stockholders sold 10,987,500 shares of common stock, which included 3,937,500 shares of common stock sold by the selling stockholders pursuant to the underwriters’ over-allotment option. In connection with the public offering, the Company converted from a Delaware limited liability company into a Delaware corporation with 150,000,000 authorized shares of common stock, par value $0.01, and 15,000,000 authorized shares of preferred stock, par value $0.01. Upon the effectiveness of the conversion, all of the Company’s outstanding preferred and common units were automatically converted into shares of common stock based on their relative rights as set forth in the Company’s limited liability company agreement. As a result, 31,633,211 common units were converted into 31,633,211 shares of common stock and 204,016.1 preferred units were converted into 13,889,974 shares of common stock. In connection with the initial public offering, the Company engaged in refinancing transactions and entered into an amended and restated senior credit facility as described below.

Borrowings under the amended and restated senior credit facility consisted of (i) a revolving credit facility that permits U.S. dollar or Euro-denominated borrowings of up to $50 million in revolving credit loans and letters of credit; (ii) a U.S. dollar denominated term loan in an aggregate amount of $230 million; and (iii) a Euro-denominated term loan in an aggregate amount of €280 million (or $380.7 million). The term loans will mature in May 2014 and the revolving loan will mature in May 2013. The amended and restated senior credit facility requires that the term loans be prepaid with the net proceeds from certain events, including specified asset and equity sales, insurance proceeds, incurrence of indebtedness and excess cash flow.

The Company received approximately $283.0 million in net proceeds from the initial public offering, after deducting underwriting discounts, commissions and expenses of approximately $24.2 million, and $607.6 million in net proceeds under the amended and restated senior credit facility, after debt issuance costs of approximately $3.8 million.  $889.2 million of the $890.6 million of combined net proceeds were used to repay (i) $538.6 million under the first lien credit facility for all outstanding term loans and accrued interest thereon, (ii) $226.2 million under the second lien credit facility for all borrowings and accrued interest thereon, and a related prepayment premium of $4.5 million, and (iii) $124.4 million under the subordinated unsecured credit (mezzanine) facility for all borrowings and accrued interest thereon, and a related prepayment premium of $2.5 million. The Company estimates that the total expenses of the offering were approximately $8.0 million, of which $3.0 million was paid prior to the closing date of the offering. In connection with the repayment of the above borrowings, the Company expects to incur a pre-tax, non-cash charge of approximately $35.7 million on the early extinguishment of debt, which includes prepayment premiums of $7.0 million. The Company expects to recognize this loss on extinguishment of debt in the fourth quarter of its fiscal year ending June 30, 2007.

SOLERA HOLDINGS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER AND NINE MONTHS ENDED MARCH 31, 2007 AND 2006

(In thousands, except per unit amounts)

(Unaudited)

	Quarter Ended		Nine Months Ended
	2007	2006	2007	2006
Revenues	$121,701	$343	$349,420	$976

Cost of revenues :
Operating expenses	35,313	495	102,847	1,493
Systems development and programming costs	16,059	—	47,993	—

Total cost of revenues (excluding depreciation and amortization)	51,372	495	150,840	1,493

Selling, general and administrative expenses	31,739	652	95,605	1,787
Depreciation and amortization	26,164	44	77,219	123
Restructuring charges	932	—	1,806	—
Interest expense	18,875	1	55,291	3
Other (income) expense — net	(291)	(26)	1,972	(88)

	77,419	671	231,893	1,825

Loss before provision for income taxes and minority interests	(7,090)	(823)	(33,313)	(2,342)

Income tax provision	1,327	1	3,444	1

Minority interest in net income of consolidated subsidiaries	1,334	—	2,861	—

Net loss	(9,751)	(824)	(39,618)	(2,343)

Dividends and redeemable preferred unit accretion	4,267	21	12,735	64

Net loss allocable to common unitholders	$(14,018)	$(845)	$(52,353)	$(2,407)

Net loss allocable to common unitholders per unit:
Basic and diluted	$(0.48)	$(0.06)	$(1.79)	$(0.18)

Weighted average units used in the calculation of net loss per unit allocable to common unitholders:
Basic and diluted	29,306	13,660	29,171	13,660

Non-GAAP Financial Measures

The Company uses a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors, and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The two primary non-GAAP financial measures that we use are Adjusted EBITDA and Adjusted Net Income.  We believe that Adjusted EBITDA and Adjusted Net Income are useful to investors in providing information regarding our operating results and our continuing operations.  We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income because we believe that Adjusted Net Income provides useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income provides investors with valuable insight into our profitability exclusive of unusual adjustments, and provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA and Adjusted Net Income should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA and Adjusted Net Income as supplemental information.

•                  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common unitholders, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other (income) expense — net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with the Company’s acquisition of the Claims Services Group from ADP.  A reconciliation of our Adjusted EBITDA to GAAP net earnings (loss) allocable to common unitholders, the most directly comparable GAAP measure, is provided in the attached table.

•                  Adjusted Net Income is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common unitholders, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, interest expense associated with debt repaid at the initial public offering, stock-based compensation expense, restructuring charges, other (income) expense — net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with the Company’s acquisition of the Claims Services Group from ADP. From this figure, the Company then subtracts a provision for income taxes at a rate of 33% to arrive at Adjusted Net Income.  We use a tax rate of 33% in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, deductible goodwill and intangibles amortization for tax purposes.  A reconciliation of our Adjusted Net Income to GAAP net earnings (loss) allocable to common unitholders, the most directly comparable GAAP measure, is provided in the attached table.

Non-GAAP Results

•                  Adjusted EBITDA for three and nine months ended March 31, 2007 was $38.8 million and $104.9 million, respectively;

•                  Adjusted Net Income for three and nine months ended March 31, 2007 was $14.0 million and $35.9 million, respectively;

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
Reconciliation to Adjusted EBITDA
Net earnings (loss)	$(9,751)	$(824)	$(39,618)	$(2,343)
Add: Income tax provision	1,327	1	3,444	1
Net earnings (loss) before income tax	(8,424)	(823)	(36,174)	(2,342)
Add: Depreciation and amortization	26,164	44	77,219	123
Add: Interest expense	18,875	1	55,291	3
Add: Stock-based compensation expense	208	—	552	—
Add: Restructuring charges	932	—	1,806	—
Add: Other (income) expense — net	(291)	(26)	1,972	(88)
Add: Acquisition related costs	1,362	—	4,274	—
Adjusted EBITDA	$38,826	$(804)	$104,940	$(2,304)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
Reconciliation to Adjusted Net Income (Loss)
Net earnings (loss)	$(9,751)	$(824)	$(39,618)	$(2,343)
Add: Income tax provision	1,327	1	3,444	1
Net earnings (loss) before income tax	(8,424)	(823)	(36,174)	(2,342)
Add: Amortization of acquisition related intangibles	19,929	—	59,543	—
Add: Interest expense associated with debt repaid at the IPO	7,198	—	21,595	—
Add: Stock-based compensation expense	208	—	552	—
Add: Restructuring charges	932	—	1,806	—
Add: Other (income) expense — net	(291)	(26)	1,972	(88)
Add: Acquisition related costs	1,362	—	4,274	—
Adjusted earnings (loss) before income tax provision	20,914	(849)	53,568	(2,430)
Less: Assumed provision for income taxes at 33% rate	(6,902)	280	(17,677)	802
Adjusted Net Income (Loss)	$14,012	$(569)	$35,891	$(1,628)

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook and strategy, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this earnings release to reflect events or circumstances after the date hereof.

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera has operations in 45 countries across 5 continents. The Solera companies include Audatex in the United States, Canada, and in more than 40 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company's website at www.solerainc.com

Contact Us:

Investor and Analyst Contacts:

Jack Pearlstein

Solera Holdings, Inc.

925-866-4865

jack.pearlstein@solerainc.com

John Schwinn

Solera Holdings, Inc.

858-946-1915

john.schwinn@solerainc.com

Jim Prout

Taylor Rafferty

212-889-4350

solera@taylor-rafferty.com

Press Contact:

John P. Dudzinsky

Taylor Rafferty

212-889-4350

solera@taylor-rafferty.com